Exhibit 5.2

2800 JPMorgan Chase Tower, 600 Travis Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

November 1, 2016

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North, Suite 400

Houston, Texas 77043

Ladies and Gentlemen:

We have acted as counsel to Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), in connection with the issuance of up to $125,000,000 aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2022 (the “Notes”) under a senior debt indenture, dated as of November 1, 2016 (the “Senior Debt Indenture”), and the first supplemental indenture, dated as of November 1, 2016 (the “Supplemental Indenture,” and together with the Senior Debt Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2016 (Registration No. 333-214259) (as amended, the “Registration Statement”), a base prospectus dated October 26, 2016 (the “Base Prospectus”) and a prospectus supplement dated October 26, 2016 (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated October 26, 2016 among the Company and Raymond James & Associates, Inc. (the “Underwriting Agreement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Notes.

As the basis for the opinion hereinafter expressed, we have examined and relied upon:

i.	the Registration Statement, including the Prospectus;

ii.	certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company adopted on October 24, 2016 and October 26, 2016, respectively, as certified by the Corporate Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things, the execution and delivery of the Underwriting Agreement and the issuance and sale of the Notes;

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November 1, 2016

iii.	the 2005 Amended and Restated Articles of Incorporation of the Company certified to be true and correct by the Minnesota Secretary of State as of October 25, 2016;

iv.	the Second Amended and Restated Bylaws of the Company certified to be true and correct by the Corporate Secretary of the Company as of November 1, 2016;

v.	certificates and other assurances of officers of the Company and others as to factual maters without having independently verified such factual matters; and

vi.	originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In connection with rendering the opinions set forth below, we have assumed that:

i.	all information contained in all documents reviewed by us is true and correct;

ii.	all signatures on all documents examined by us are genuine;

iii.	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

iv.	the due authorization, execution and delivery of the Indenture by the Trustee;

v.	each person signing the Indenture has the legal capacity and authority to do so;

vi.	the enforceability of the Indenture against the Trustee; and

vii.	the due authentication of the Notes on behalf of the Trustee in the manner provided in the Indenture;

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Notes, upon authentication in accordance with the terms of the Indenture and delivery against payment therefor in accordance with the terms of the Indenture and the Underwriting Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States and the laws of the State of New York.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at

November 1, 2016

law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Notes may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien.

The foregoing opinions are limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof and the incorporation of this opinion in the Registration Statement. We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

This opinion is furnished to you in connection with the filing of the Current Report on Form 8-K, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Locke Lord LLP